Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-a

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                      Circuit City Credit Card Master Trust
                     (Issuer with respect to the securities)

                       FIRST NORTH AMERICAN NATIONAL BANK
             (Servicer of the Circuit City Credit Card Master Trust) (Exact name of registrant as specified in its charter)


  United States                                                   58-1897792
----------------                                                --------------
(State or other                                                 (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)

225 Chastain Meadows Court, Kennesaw, Georgia                      30144
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ___

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ___

Securities  Act  registration  statement file number to which this form relates:
333-81936 and 333-81936-01

                     Securities to be Registered Pursuant to
                            Section 12(b) of the Act:

                                      None
                           Securities to be Registered
                      Pursuant to Section 12(g) of the Act:

         Class A Floating Rate Asset Backed Certificates, Series 2003-2
                                     and the
         Class B Floating Rate Asset Backed Certificates, Series 2003-2
                (collectively, the "Series 2003-2 Certificates")
        ----------------------------------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Series 2003-2 Certificates appearing under the captions entitled: "Overview of Series 2003-2"; "Principal Terms of the Offered Certificates"; "Series 2003-2 Summary"; "Risk Factors"; "Characteristics of the Trust Receivables"; "Maturity Considerations"; "Receivable Yield Considerations"; "Description of the Offered Certificates"; "Material Federal Income Tax Consequences" and "ERISA Considerations" in the Prospectus Supplement dated April 17, 2003 and "Maturity Considerations"; "Description of the
Securities"; "Legal Matters Relating to the Receivables"; "Material Federal Income Tax Consequences" and "ERISA Considerations" in the Prospectus dated April 17, 2003 is incorporated herein by reference (the Prospectus and Prospectus Supplement are incorporated herein by reference as Exhibit 3)

Item 2.  Exhibits.

Exhibit 1 Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001 among Tyler International Funding, Inc., as Transferor, First North American National Bank, as Transferor under the Prior Agreement and as Servicer, and Bankers Trust Company, as Trustee (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2002).

Exhibit 2 Series 2003-2 Supplement dated as of April 25, 2003 to the Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001 among Tyler International Funding, Inc., as Transferor, First North American National Bank, as Servicer, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2003).

Exhibit 3 Prospectus Supplement dated April 17, 2003 together with the Prospectus dated April 17, 2003 (incorporated by reference to the Registrant's Prospectus Supplement and Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) on April 24, 2003).


                                    Signature

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     CIRCUIT CITY CREDIT CARD MASTER TRUST

                                     By:      FIRST NORTH AMERICAN NATIONAL
                                              BANK, as Servicer


                                     By:      /s/ Philip J. Dunn
                                              Philip J. Dunn
                                              Vice President



Date:  February 13, 2004


                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    EXHIBITS
                                       TO
                                    Form 8-a

                      Circuit City Credit Card Master Trust

                                Index to Exhibits

Exhibit
Number         Exhibit
--------       -------

  1 Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001 among Tyler International Funding, Inc., as Transferor, First North American National Bank, as Transferor under the Prior Agreement and as Servicer, and Bankers Trust Company, as Trustee (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2002).

  2 Series 2003-2 Supplement dated as of April 25, 2003 to the Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001 among Tyler International Funding, Inc., as Transferor, First North American National Bank, as Servicer, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2003).

  3 Prospectus Supplement dated April 17, 2003 together with the Prospectus dated April 17, 2003 (incorporated by reference to the Registrant's Prospectus Supplement and Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) on April 24, 2003).